Exhibit 99.1

Media Contact:	Investor Contact:
Lindsay Andrews	John Ederer
Sard Verbinnen & Co.	TIBCO Software Inc.
(415) 618-8750	(650) 846-8696
landrews@sardverb.com	jederer@tibco.com

TIBCO SOFTWARE REPORTS THIRD QUARTER RESULTS

PALO ALTO, Calif., September 18, 2014 - TIBCO Software Inc. (NASDAQ: TIBX) today announced results for its fiscal third quarter, which ended on August 31, 2014.

On a GAAP basis, total revenue for the third quarter of fiscal 2014 was $255.6 million, compared with $270.9 million for the third quarter of fiscal year 2013, and software revenue was $85.9 million, compared with $108.0 million. Within software revenue, license revenue was $76.7 million, compared with $105.1 million, while subscription revenue was $9.2 million, compared with $2.9 million. Net income was $2.6 million, or $0.02 per diluted share, compared to $21.3 million, or $0.13 per diluted share, in the third quarter of fiscal 2013.

On a non-GAAP basis, total revenue for the third quarter of fiscal 2014 was $259.6 million, compared with $270.9 million for the third quarter of fiscal year 2013, and software revenue was $89.9 million, compared with $108.0 million. Non-GAAP subscription revenue within software revenue more than quadrupled to $13.2 million from last year and includes $4.0 million for the acquisition-related accounting effects on deferred revenue. Non-GAAP operating income for the third quarter of fiscal 2014 was $40.7 million, resulting in a non-GAAP operating margin of 15.7% compared to $64.2 million, or a margin of 23.7% in the third quarter of fiscal 2013. Non-GAAP net income was $23.3 million or $0.14 per diluted share, compared with $46.3 million or $0.28 per diluted share for the third quarter of fiscal 2013, which assumes non-GAAP effective tax rates of 36% and 23% for the third quarters of fiscal 2014 and 2013, respectively. Non-GAAP results exclude acquisition-related accounting effects on deferred revenue, amortization of acquired intangible assets, stock-based compensation expense, acquisition and other related expenses, restructuring activities, and non-cash interest expense related to convertible debt, net of tax effects.

“This quarter, we accelerated a number of strategic and operational changes that resulted in strong growth of subscription sales and a solid sequential improvement in our Spotfire business,” said Vivek Ranadivé, TIBCO’s chairman and chief executive officer. “The migration of perpetual to subscription-based licensing, together with less-than-expected revenue in Europe, had an impact on our overall software revenue results this quarter. We continue to believe, however, that reaching a broader base of customers through subscription pricing and building a solid base of recurring revenue is the right long-term strategy for TIBCO.”

Third Quarter Fiscal 2014 Highlights

•	Total non-GAAP revenue of $259.6 million; comprised of software revenue of $89.9 million, and services and maintenance revenue of $169.7 million;

•	Non-GAAP operating margin of 15.7%;

•	Non-GAAP EPS of $0.14

•	Non-GAAP subscription revenue of $13.2 million was up 76% sequentially from the second quarter of fiscal year 2014, driven by the addition of Jaspersoft® and the growth of other hosted offerings;

•	Signed over 100 customers to new Analytics subscription contracts;

•	Non-GAAP subscription revenue represented 15% of software revenue; non-GAAP recurring revenue, including subscription and maintenance revenue, represented 47% of total revenue;

•	Closed 110 deals over $100k and had 14 deals over $1 million in license revenue;

•	Launched TIBCO EngageTM, a new technology platform that leverages both TIBCO’s Fast Data platform and integration technology to harness the opportunities within customer experience management;

•	TIBCO Spotfire®, TIBCO StreamBase® and TIBCO ActiveMatrix BusinessWorksTM all named leaders in Forrester and Gartner Inc. product reviews;

•	Broad mix of business across major industries including financial services, telecommunications, energy, transportation & logistics, manufacturing, government, retail, and insurance.

Conference Call Details

TIBCO has scheduled a conference call for 4:30 pm ET / 1:30 pm PT today to discuss its third quarter results. The conference call will be hosted by InterCall and may be accessed over the internet at www.tibco.com or via dial-in at 877-293-9114 or 706-679-0841. Please join the conference call at least 10 minutes early to register. A replay of the conference call will be available until midnight ET on October 18, 2014 at www.tibco.com or via dial-in at 855-859-3406 or 404-537-3406. The passcode for both the call and the replay is 96108737.

About TIBCO

TIBCO Software Inc. (NASDAQ: TIBX) is a global leader in infrastructure and business intelligence software. Whether it’s optimizing inventory, cross-selling products, or averting crisis before it happens, TIBCO uniquely delivers the Two-Second Advantage® – the ability to capture the right information at the right time and act on it preemptively for a competitive advantage. With a broad mix of innovative products and services, TIBCO is the strategic technology partner trusted by businesses around the world. Learn more about TIBCO at www.tibco.com.

TIBCO, TIBCO Software, ActiveMatrix BusinessWorks, Jaspersoft, Spotfire, StreamBase, TIBCO Engage and Two-Second Advantage are trademarks or registered trademarks of TIBCO Software Inc. or its subsidiaries in the United States and/or other countries. Other product and company names and marks mentioned in this document are the property of their respective owners and are mentioned for identification purposes only.

Use of Non-GAAP Financial Information

This press release includes non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), please see the section entitled “About Non-GAAP Financial Measures” and the accompanying table entitled “Reconciliation of GAAP to Non-GAAP Measures.”

Legal Notice Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws. The final financial results for the third quarter of fiscal year 2014 may differ materially from the preliminary results presented in this release due to factors that include, but are not limited to, risks associated with the final review of the results and preparation of financial statements. In addition, forward-looking statements such as whether the migration to subscription-based licensing will help us reach a broader base of customers and build a solid base of recurring revenue and whether we will be able to harness the opportunities within customer experience management through TIBCO Engage are subject to risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These risks include but are not limited to: risks arising from adverse changes and uncertainty in domestic and global economies, TIBCO’s ability to achieve improved performance and accelerate growth from its investments for growth and innovation, the impact of competition from alternative business models and new product introductions, TIBCO’s ability to offer compelling, differentiated products, and the impact of competition from companies that are larger or have greater resources than TIBCO. Additional information regarding potential risks is provided in TIBCO’s filings with the SEC, including its most recent Annual Report on Form 10-K for the year ended November 30, 2013 and Quarterly Report on Form 10-Q for the quarter ended June 1, 2014. TIBCO assumes no obligation to update the forward-looking statements included in this release.

TIBCO Software Inc.

Condensed Consolidated Balance Sheets

(unaudited)

(in thousands)

	August 31, 2014	November 30, 2013
ASSETS
Current assets:
Cash and cash equivalents	$354,366	$662,109
Short-term investments	178,088	83,842
Accounts receivable, net	194,896	231,194
Prepaid expenses and other current assets	97,550	74,725

Total current assets	824,900	1,051,870
Property and equipment, net	109,683	101,050
Goodwill	704,526	582,091
Acquired intangible assets, net	148,897	119,418
Long-term deferred income tax assets	78,909	78,853
Other assets	90,328	72,831

Total assets	$1,957,243	$2,006,113

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$25,314	$37,701
Accrued liabilities	103,898	125,112
Accrued restructuring costs	970	5,819
Deferred revenue	262,978	258,315

Total current liabilities	393,160	426,947
Long-term deferred revenue	24,774	24,036
Long-term income tax liabilities	64,225	57,067
Other long-term liabilities	7,596	4,788
Convertible debt	552,266	540,022

Total long-term liabilities	648,861	625,913

Total liabilities	1,042,021	1,052,860

Total stockholders’ equity	915,222	953,253

Total liabilities and stockholders’ equity	$1,957,243	$2,006,113

TIBCO Software Inc.

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands, except net income per share)

	Three Months Ended		Nine Months Ended
	August 31, 2014	September 1, 2013	August 31, 2014	September 1, 2013
Revenue:
Software	$85,938	$107,981	$254,766	$275,235
Service and maintenance	169,664	162,878	506,013	479,260

Total revenue	255,602	270,859	760,779	754,495

Cost of revenue:
Software	15,774	14,599	44,228	40,108
Service and maintenance	65,160	63,374	193,695	185,473

Total cost of revenue	80,934	77,973	237,923	225,581

Gross profit	174,668	192,886	522,856	528,914

Operating expenses:
Research and development	41,866	43,391	128,179	127,591
Sales and marketing	93,222	84,082	269,343	249,395
General and administrative	17,286	13,697	52,542	50,546
Amortization of acquired intangible assets	4,494	4,991	14,350	14,025
Acquisition related and other	272	630	1,180	1,525
Restructuring charges (credits)	(108)	8,886	954	8,871

Total operating expenses	157,032	155,677	466,548	451,953

Income from operations	17,636	37,209	56,308	76,961
Interest income	237	249	759	672
Interest expense	(8,632)	(8,411)	(25,718)	(25,856)
Other income (expense), net	128	153	(879)	(1,258)

Income before provision for income taxes	9,369	29,200	30,470	50,519
Provision for income taxes	6,700	7,900	14,100	10,900

Net income	2,669	21,300	16,370	39,619
Less: Net income attributable to noncontrolling interest	37	49	37	148

Net income attributable to TIBCO Software Inc.	$2,632	$21,251	$16,333	$39,471

Net income per share attributable to TIBCO Software Inc.:
Basic	$0.02	$0.13	$0.10	$0.25

Diluted	$0.02	$0.13	$0.10	$0.24

Shares used to compute net income per share attributable to TIBCO Software Inc.:
Basic	163,429	160,638	162,904	161,012

Diluted	166,267	166,999	166,831	167,879

TIBCO Software Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	Nine Months Ended
	August 31, 2014	September 1, 2013
Cash flows from operating activities:
Net income	$16,370	$39,619
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	14,424	11,616
Amortization of acquired intangible assets	30,506	26,965
Amortization of debt discount and transaction costs	14,869	14,258
Stock-based compensation	31,902	39,245
Deferred income taxes	(3,931)	(13,292)
Tax benefits related to stock benefit plans	4,404	9,691
Excess tax benefits from stock-based compensation	(11,300)	(13,442)
Other non-cash adjustments, net	645	1,179
Changes in assets and liabilities:
Accounts receivable	37,766	49,181
Prepaid expenses and other assets	(8,946)	(19,568)
Accounts payable and accrued liabilities	(57,341)	12,071
Deferred revenue	(7,664)	(11,119)

Net cash provided by operating activities	61,704	146,404

Cash flows from investing activities:
Purchases of short-term investments	(207,302)	(38,261)
Maturities and sales of short-term investments	110,263	15,346
Acquisitions, net of cash acquired	(181,415)	(53,917)
Purchases of property and equipment	(23,472)	(10,695)
Other investing activities, net	1,378	(1,047)

Net cash used in investing activities	(300,548)	(88,574)

Cash flows from financing activities:
Principal payments on debt	—	(35,711)
Proceeds from issuance of common stock	30,814	23,089
Repurchases of common stock	(95,588)	(105,289)
Withholding taxes related to restricted stock net share settlement	(10,613)	(12,467)
Excess tax benefits from stock-based compensation	11,300	13,442

Net cash used in financing activities	(64,087)	(116,936)

Effect of foreign exchange rate changes on cash and cash equivalents	(4,812)	(1,992)

Net change in cash and cash equivalents	(307,743)	(61,098)
Cash and cash equivalents at beginning of period	662,109	727,309

Cash and cash equivalents at end of period	$354,366	$666,211

About Non-GAAP Financial Information

TIBCO provides non-GAAP measures for revenue, operating income, net income and net income per share data as supplemental information regarding TIBCO’s business performance. TIBCO believes that providing the non-GAAP measures that management uses to its investors is useful to investors for a number of reasons. The non-GAAP measures provide a consistent basis for investors to understand TIBCO’s financial performance on a trended basis across historical periods. In addition, it allows investors to evaluate TIBCO’s performance using the same methodology and information as used by TIBCO’s management. TIBCO’s management excludes these non-operating charges when it internally evaluates the performance of TIBCO’s business and makes operating decisions, including internal budgeting, performance measurement and the calculation of bonuses and discretionary compensation, because these measures provide a consistent method of comparison to historical periods. Moreover, management believes these non-GAAP measures reflect the essential revenue generation activities of TIBCO. Accordingly, management excludes from revenue the acquisition-related accounting adjustment to deferred revenue assumed in business combinations and excludes stock-based compensation related to employee stock options, amortization of acquired intangible assets, costs related to formal restructuring activities, acquisition-related and other expenses, non-cash interest expense related to convertible debt, as well as the income tax effects of the foregoing.

Non-GAAP measures are subject to material limitations as these measures are not in accordance with, or a substitute for GAAP and thus TIBCO’s definition may be different from similar non-GAAP measures used by other companies or analysts. Management compensates for these limitations by evaluating the non-GAAP measure together with the most directly comparable GAAP measure.

The non-GAAP adjustments, and the basis for excluding them, are outlined below:

Acquisition-related Revenue Adjustment

Business combination accounting rules require TIBCO to reduce the deferred revenue assumed in a business combination to the fair value of the future obligations from subscription and maintenance contracts assumed. As such, GAAP revenue subsequent to an acquisition of a business does not reflect the full amount of revenue of these assumed subscription and maintenance contracts that would have otherwise been recorded had the acquisition not occurred. This non-GAAP adjustment is intended to include, and thus reflect, the full amount of such revenue. Management includes this item for the purposes of calculating non-GAAP revenue, non-GAAP operating income, non-GAAP net income and non-GAAP net income per share. TIBCO’s management believes this adjustment to revenue is useful to investors as a measure of ongoing performance of its business because, although it does not control if customers renew their subscription or maintenance contracts, TIBCO has historically experienced high renewal rates on subscription and maintenance contracts.

Amortization of Intangible Assets

TIBCO incurs amortization expense from intangible assets related to prior acquisitions. Management excludes these items for the purposes of calculating non-GAAP operating income, non-GAAP net income and non-GAAP net income per share. The amortization of intangible assets can be inconsistent in amount and frequency and is significantly impacted by the timing and magnitude of TIBCO’s acquisition transactions, which also vary substantially in frequency from period to period.

Stock-based Compensation

TIBCO incurs stock-based compensation expense. TIBCO excludes this item for the purposes of calculating non-GAAP operating income, non-GAAP net income and non-GAAP net income per share because it is a non-cash expense that can be inconsistent in amount from period to period. The stock-based compensation expense can be significantly impacted by the type of compensation instrument, the vesting conditions and judgment used to assess if these conditions will be met in the future. Finally, TIBCO believes that non-GAAP measures of profitability that exclude stock-based compensation are widely used by analysts and investors in the software industry.

Acquisition-related and Other Expenses

TIBCO incurs acquisition-related and other expenses which consist of costs incurred after the issuance of a definitive term sheet for a particular transaction (whether or not such transaction is ultimately completed, remains in process or is not completed) and include legal, banker, accounting and other advisory fees of third parties and severance costs for employees of the acquired company that are terminated within 90 days of the acquisition date. Management excludes these items for the purposes of calculating non-GAAP operating income, non-GAAP net income and non-GAAP net income per share. TIBCO generally would not have otherwise incurred such expenses in the periods presented as part of its continuing operations. The acquisition-related and other expenses are not recurring with respect to past transactions, can be inconsistent in amount and frequency from period to period and are significantly impacted by the timing and magnitude of TIBCO’s acquisitions. While these expenses are not recurring with respect to past transactions, TIBCO generally will incur these expenses in connection with any future acquisitions.

Non-Cash Interest Expense Related to Convertible Debt

TIBCO is required to recognize non-cash interest expense related to its 2.25% convertible senior notes issued in April 2012 as an imputed interest expense. Management excludes this incremental non-cash interest expense for purposes of calculating non-GAAP net income and non-GAAP net income per share. Under the relevant accounting guidance, TIBCO is required to separate the conversion option as an equity component from the debt and account for the debt in a manner that reflects TIBCO’s non-convertible debt borrowing rate. This results in the debt component of the convertible notes being treated as though it was issued at a discount, with the debt discount being accreted as additional non-cash interest expense over the term of the notes using the effective interest method. TIBCO excludes this expense from its non-GAAP measures because this incremental interest expense does not represent a cash outflow for the company and is not meaningful in evaluating current versus past business results. Finally, TIBCO believes that non-GAAP measures of profitability that exclude non-cash interest accretion expense are widely used by analysts and investors.

Restructuring Activities

TIBCO incurs restructuring expenses, included in its GAAP presentation of operating expense, primarily due to workforce related charges such as payments for severance and benefits and estimated costs of exiting and terminating facility lease commitments related to a formal restructuring plan. TIBCO excludes these items for the purposes of calculating non-GAAP operating income, non-GAAP net income and non-GAAP net income per share, when it evaluates the continuing business performance of TIBCO. TIBCO believes that these items are not consistently recurring and do not necessarily reflect expected future operating expense, nor does TIBCO believe that they provide a meaningful evaluation of current versus past business results or the expense levels required to support TIBCO’s operating plan.

TIBCO Software Inc.

Reconciliation of GAAP to Non-GAAP Measures

(unaudited)

(in thousands, except net income per share)

	Three Months Ended
	August 31, 2014			September 1, 2013
	Revenue	Operating Income	Net income attributable to TIBCO Software Inc.	Revenue	Operating Income	Net income attributable to TIBCO Software Inc.
GAAP	$255,602	$17,636	$2,632	$270,859	$37,209	$21,251
Acquisition-related revenue adjustment	3,969	3,969	3,969	—	—	—
Amortization of intangible assets - cost of revenue		5,815	5,815		4,597	4,597
Amortization of intangible assets - operating expense		4,494	4,494		4,991	4,991
Stock-based compensation - cost of revenue		1,476	1,476		1,914	1,914
Stock-based compensation - R&D expense		3,198	3,198		3,641	3,641
Stock-based compensation - S&M expense		1,910	1,910		3,121	3,121
Stock-based compensation - G&A expense		1,995	1,995		(766)	(766)
Acquisition related and other		272	272		630	630
Non-cash interest expense related to convertible debt		—	4,143		—	3,924
Restructuring adjustment		(108)	(108)		8,886	8,886
Income tax adjustment for non-GAAP		—	(6,452)		—	(5,932)

Non-GAAP	$259,571	$40,657	$23,344	$270,859	$64,223	$46,257

Diluted net income per share attributable to TIBCO Software Inc.:
GAAP			$0.02			$0.13

Non-GAAP			$0.14			$0.28

Shares used to compute diluted net income per share attributable to TIBCO Software Inc.			166,267			166,999

	Nine Months Ended
	August 31, 2014			September 1, 2013
	Revenue	Operating Income	Net income attributable to TIBCO Software Inc.	Revenue	Operating Income	Net income attributable to TIBCO Software Inc.
GAAP	$760,779	$56,308	$16,333	$754,495	$76,961	$39,471
Acquisition-related revenue adjustment	5,670	5,670	5,670	—	—	—
Amortization of intangible assets - cost of revenue		16,156	16,156		12,940	12,940
Amortization of intangible assets - operating expense		14,350	14,350		14,025	14,025
Stock-based compensation - cost of revenue		5,045	5,045		5,386	5,386
Stock-based compensation - R&D expense		10,464	10,464		11,759	11,759
Stock-based compensation - S&M expense		9,144	9,144		12,782	12,782
Stock-based compensation - G&A expense		7,249	7,249		9,318	9,318
Acquisition related and other		1,180	1,180		1,525	1,525
Non-cash interest expense related to convertible debt		—	12,244		—	11,597
Restructuring adjustment		954	954		8,871	8,871
Income tax adjustment for non-GAAP		—	(20,937)		—	(20,676)

Non-GAAP	$766,449	$126,520	$77,852	$754,495	$153,567	$106,998

Diluted net income per share attributable to TIBCO Software Inc.:
GAAP			$0.10			$0.24

Non-GAAP			$0.47			$0.64

Shares used to compute diluted net income per share attributable to TIBCO Software Inc.			166,831			167,879